EXHIBIT 10.1 2008 NON-QUALIFIED ATTORNEYS & ACCOUNTANTS PLAN

2008 NON-QUALIFIED ATTORNEYS & ACCOUNTANTS
STOCK COMPENSATION PLAN

1.           Purpose of Plan

This 2008 NON-QUALIFIED ATTORNEYS & ACCOUNTANTS STOCK COMPENSATION PLAN (the “Attorneys & Accountants Plan”) of Competitive Companies, Inc. , a Nevada corporation (the “Company”) for attorneys and accountants associated with the Company, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its public SEC disclosure filings under the Exchange Act, with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to maintain their relationships with the Company.

2.           Definitions

For the Attorneys & Accountants Plan purposes, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

“Board” shall mean the Board of Directors of the Company.

“Committee” shall mean the Compensation Committee, or such other committee appointed by the Board, which shall be designated by the Board to administer the Attorneys & Accountants Plan, or the Board if no committees have been established.  The Committee shall be composed of one or more persons as from time to time are appointed to serve by the Board.  Each member of the Committee, while serving as such, shall be a disinterested person with the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

“Common Shares” shall mean the Company’s Common Shares, $0.001 par value per share, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares of securities of the Company, such other shares or securities.

“Common Stock” shall mean shares of common stock which are issued by the Company pursuant to Section 5, below.

“Common Stock Agreement” means an agreement executed by a Common Stockholder and the Company, or alternatively a board resolution setting forth the terms of issuance, as contemplated by Section 5, below, which imposes on the shares of Common Stock held by the Common Stockholder such restrictions as the Board or Committee deem appropriate.

“Common Stockholder” means any attorney or accountant for the Company or other person to whom shares of Common Stock are issued pursuant to this Attorneys & Accountants Plan.

“Company” shall mean Competitive Companies, Inc. , a Nevada corporation, and any subsidiary corporation of Competitive Companies, Inc. , as such terms are defined in Nevada Revised Statutes §78.431.

“Fair Market Value” shall mean, with respect to the date a given stock compensation is granted, the average of the highest and lowest reported sales prices of the Common Shares, as reported by such responsible reporting service as the Committee may select, or if there were not transactions in the Common Shares on such day, then the last preceding day on which transactions took place.  The above withstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more equitable for Attorneys & Accountants Plan purposes or as is required by applicable laws or regulations. The Fair Market Value for purposes of the issuance of common stock under this plan has been established to be $0.03 per share on July 14, 2008.

3.           Administration of the Attorneys & Accountants Plan

3.1           The Committee shall administer the Attorneys & Accountants Plan and accordingly, it shall have full power to grant Common Stock, construe and interpret the Attorneys & Accountants Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

3.2           The determination of those eligible to receive Common Stock, and the amount, type and timing of each issuance and the terms and conditions of the Common Stock Agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Attorneys & Accountants Plan.

3.3           The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Attorneys & Accountants Plan in the manner and to the extent it shall deem necessary to carry it into effect.

3.4           Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Attorneys & Accountants Plan shall be final and conclusive.

3.5           Meetings of the Committee shall be held at such times and places as shall be determined by the Committee.  A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting.  In addition, the Committee may take any action otherwise proper under the Attorneys & Accountants Plan by the affirmative vote, taken without a meeting, of a majority of its members.

3.6           No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Attorneys & Accountants Plan, except those resulting from his own gross negligence or willful misconduct.

4.           Shares Subject to the Attorneys & Accountants Plan

The total number of shares of the Company available for issuance of Common Stock under the Attorneys & Accountants Plan shall be 2,230,580 Common Shares, subject to adjustment in accordance with Article 7 of the Attorneys & Accountants Plan, which shares may be either authorized but unissued or reacquired Common Shares of the Company.

5.           Award Of Common Stock

5.1           The Board or Committee from time to time, in its absolute discretion, may award Common Stock to attorneys and/or accountants for the Company, and such other persons as the Board or Committee may select.

5.2           Common Stock shall be issued only pursuant to a Common Stock, Board Resolution, or Consulting Agreement, which shall be executed by the Common Stockholder, unless by Board Resolution, and the Company and which shall contain such terms and conditions as the Board or Committee shall determine consistent with this Attorneys & Accountants Plan, including such restrictions on transfer as are imposed by the Common Stock or Consulting Agreement.

5.3           Upon delivery of the shares of Common Stock to the Common Stockholder, below, the Common Stockholder shall have, unless otherwise provided by the Board or Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Common Stock or Consulting Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Common Stock.

5.4           All shares of Common Stock issued under this Attorneys & Accountants Plan (including any shares of Common Stock and other securities issued with respect to the shares of Common Stock as a result of stock dividends, stock splits or similar changes in the capital structure of the Company) shall be subject to such restrictions as the Board or Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights, transferability of the Common Stock and restrictions based on duration of employment with the Company, Company performance and individual performance; provided that the Board or Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of such restrictions.  Common Stock may not be sold or encumbered until all applicable restrictions have terminated or expire.  The restrictions, if any, imposed by the Board or Committee or the Board under this Section 5 need not be identical for all Common Stock and the imposition of any restrictions with respect to any Common Stock shall not require the imposition of the same or any other restrictions with respect to any other Common Stock.

6.           Adjustments or Changes in Capitalization

6.1           In the event that the outstanding Common Shares of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend, within 6 months from the date hereof, and assuming the shares issued pursuant to this plan are still owned or fully controlled by the issuee under this plan, then in that event there shall be a like adjustment in the number of shares held by such issuee.

6.2           The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive.  No fractional Shares shall be issued under the Attorneys & Accountant sPlan on account of any such adjustments.

7.           Government and Other Regulations

The obligation of the Company to issue, transfer and deliver Common Shares under the Attorneys & Accountants Plan shall be subject to all applicable laws, regulations, rules, orders and approval which shall then be in effect and required by the relevant stock exchanges on which the Common Shares are traded and by government entities as set forth below or as the Committee in its sole discretion shall deem necessary or advisable.

8.           Miscellaneous Provisions

8.1           Any expenses of administering this Attorneys & Accountants Plan shall be borne by the Company, except the recipients of the common shares shall be responsible for the costs of preparation of this registration statement and the filing thereof.

8.2           The place of administration of the Attorneys & Accountants Plan shall be in the State of Nevada, or such other place as determined from time to time by the Board, and the validity, construction, interpretation, administration and effect of the Attorneys & Accountants Plan and of its rules and regulations, and rights relating to the Attorneys & Accountants Plan, shall be determined solely in accordance with the laws of the State of Nevada.

8.3           In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Attorneys &

Accountants Plan against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith;  provided that upon the institution of any such action, suit or proceeding a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same, with counsel acceptable to the recipient,  before such Committee member undertakes to handle and defend it on his own behalf.

9.           Written Agreement

The Common Shares issued hereunder shall be embodied in a board resolution which shall constitute a written Stock Compensation Agreement which shall be subject to the terms and conditions prescribed above and shall be signed by the recipient and by the President or any Vice President of the Company, for and in the name and on behalf of the Company.